Exhibit 99.5

Columbus, OH – Pier One

The Columbus, OH property is leased to a single tenant on a long-term basis under a triple-net lease. As a result, we believe that financial information about the tenant is more relevant to investors than financial statements of the property acquired. Pier One (NYSE: PIR), the sole tenant of the Columbus, OH property, is a public company that is subject to the reporting requirements of the Exchange Act and files its financial statements in reports filed with the SEC. If you would like to review detailed financial information regarding Pier One please refer to the financial statements of Pier One, which are publicly available on the SEC's website at www.sec.gov.